Exhibit 99.2

FORM OF BROKER LETTER TO CLIENTS WHO ARE BENEFICIAL HOLDERS

CAPITAL SENIOR LIVING CORPORATION

Subscription Rights to Purchase Shares of Common Stock

Offered Pursuant to Subscription Rights

Distributed to Stockholders

of Capital Senior Living Corporation

September 10, 2021

To Our Clients:

Enclosed for your consideration are a Base Prospectus, dated May 6, 2020 (the “Base Prospectus”), and a Prospectus Supplement, dated September 10, 2021 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the offering (the “Rights Offering”) by Capital Senior Living Corporation, a Delaware corporation (the “Company”), of shares of its common stock, par value $0.01 per share (“Common Stock”), pursuant to non-transferable subscription rights (the “Rights”) distributed to all stockholders of record as of 5:00 p.m., New York City time, on September 10, 2021 (the “Record Date”). The Rights are described in the Prospectus.

In the Rights Offering, the Company is offering up to an aggregate of 2,190,599 shares of its Common Stock as described in the Prospectus. The Rights may be exercised at any time during the subscription period, which commences on September 10, 2021 and ends at 5:00 p.m., New York City Time, on October 18, 2021, unless extended by the Company, including to provide additional time for the Company’s stockholders to approve an amendment to the Company’s amended and restated certificate of incorporation to increase the number of authorized shares of Common Stock from 4,333,334 shares to 15,000,000 shares (as it may be extended, the “Expiration Date”).

Please note that since you hold your shares in the name of a broker, dealer or other nominee who uses the services of the Depository Trust Company, you must exercise your rights before 5:00 p.m., New York City time, on the Expiration Date.

As described in the Prospectus, each stockholder of record is entitled to one Right for each share of Common Stock owned by such stockholder on the Record Date, evidenced by non-transferable rights certificates (the “Rights Certificates”) registered in the Recordholder’s name or the name of its nominee. Each Right allows the holder thereof to subscribe (the “Basic Subscription Privilege”) at the cash price of $32.00 per share (the “Subscription Price”) for one share of Common Stock.

Rights may only be exercised for whole numbers of shares of Common Stock; no fractional Rights or cash in lieu thereof will be issued or paid. Instead, fractional Rights (if any) will be rounded up to the nearest whole number.

In addition, Rights holders that fully exercise their Basic Subscription Privilege will also be eligible to subscribe (the “Oversubscription Privilege”), at the same cash price of $32.00 per share, for up to that number of shares of Common Stock that are offered in the Rights Offering but are not purchased by the other Rights holders under their Basic Subscription Privilege. If an insufficient number of shares is available to fully satisfy the Oversubscription Privilege requests, the available shares will be sold pro rata among Rights holders who exercised their Oversubscription Privilege based on the relative number of shares each Rights holder subscribed for under the Basic Subscription Privilege.

The Company may cancel or terminate the Rights Offering at any time on or before the expiration of the Rights Offering for any reason, subject to the terms of the Investment Agreement (as defined and described in the Prospectus Supplement). The Company also reserves the right to amend the terms of the Rights Offering.

The shares of Common Stock to be issued upon exercise of the Rights, like the Company’s existing shares of Common Stock, are expected to be listed for trading on the New York Stock Exchange (the “NYSE”) under the symbol “CSU.” The Company does not intend to list the Rights on the NYSE or any other national securities exchange. The absence of a trading market or liquidity for the Rights may adversely affect their value.

Enclosed are copies of the Base Prospectus and Prospectus Supplement.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF RIGHTS MAY BE MADE BY ONLY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Common Stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the Prospectus carefully before instructing us to exercise any Rights.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise the Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights Offering will expire on the Expiration Date. You may only revoke the exercise of your rights if such revocation notice is received on or before the Expiration Date, as described in the Prospectus.

If you wish to have us, on your behalf, exercise your Rights for any shares of Common Stock to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form attached to this letter.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO THE INFORMATION AGENT, GEORGESON LLC, AT THE FOLLOWING TELEPHONE TOLL FREE NUMBER (866) 216-0462.

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